Q4 FY 2013 Earnings

Prepared Comments and Slides

November 18, 2013

Ben Jones
Senior Director, Investor Relations
Phone: 408-333-6601
bjones@brocade.com

John Noh
Senior Director, Public Relations
Phone: 408-333-5108
jnoh@brocade.com

NASDAQ: BRCD

Brocade Q4 FY 2013 Earnings    11/18/2013

Prepared comments provided by Ben Jones, Investor Relations

Thank you for your interest in Brocade's Q4 Fiscal 2013 earnings presentation, which includes prepared remarks, safe harbor, slides, and a press release detailing fiscal fourth quarter and full fiscal year 2013 results. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and has been made available on the Brocade Investor Relations website at www.brcd.com. The press release will be issued subsequently via Marketwired.

© 2013 Brocade Communications Systems, Inc.     Page 2 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Cautionary Statements and Disclosures

PLEASE SEE RISK FACTORS ON FORMS 10-K AND 10-Q FILED WITH THE SEC

This presentation, with prepared remarks, includes forward-looking statements regarding Brocade's financial results, plans, guidance, strategy and business outlook, tax rate, cash, stock buybacks, OEM inventory, OEM partnerships, as well as European and Asian economic outlook, worldwide SAN and Ethernet fabric demand, U.S. federal spending and order flow, customer segment uncertainty, and IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-K for the fiscal year ended October 27, 2012 and our Form 10-Q for the fiscal quarter ended July 27, 2013. These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation includes various third-party estimates regarding the total available market and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.

Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow stakeholders to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website, and is included in the appendix in this presentation.

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2013 Brocade Communications Systems, Inc.     Page 3 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Agenda

PREPARED COMMENTS FOLLOWED BY LIVE Q&A CALL

Lloyd Carney
CEO

Dan Fairfax
CFO

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at
2:30 p.m. PT on November 18 at www.brcd.com and will be archived on the Brocade Investor Relations website.

© 2013 Brocade Communications Systems, Inc.     Page 4 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Fiscal 2013: Q4 Earnings

LLOYD CARNEY, CEO

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Lloyd Carney, CEO

© 2013 Brocade Communications Systems, Inc.     Page 5 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Q4 13 Executive Summary

REVENUE IN-LINE, PROFITABILITY ABOVE EXPECTATIONS

Overall Results

- $559M revenue, down 3% Yr./Yr.
- $0.14 GAAP EPS, up 27% Yr./Yr.
- $0.24 non-GAAP EPS, up 41% Yr./Yr.
- 67.2% non-GAAP gross margin, up 240 basis points Yr./Yr.
- 26.6% non-GAAP operating margin, up 410 basis points Yr./Yr.

Quarter Highlights

- Revenue growth in Data Center and Service Provider segments
- Significant new product introductions in storage, software, and IP networking
- Annualized savings goal of $100M achieved in Q4 13
- $53M of common stock repurchased

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q4 13 was a solid quarter that brought to close a productive and transformational fiscal year for Brocade. Our performance in the quarter was in-line with our revenue guidance and exceeded expectations for operating margin, non-GAAP EPS, and cash flow.

We achieved revenue of $559M, which was down 3% from Q4 12 and up 4% sequentially. Of this, storage area networking (SAN) product revenue was $324M, down 4% Yr./Yr. and up 3% sequentially. The year-over-year decrease reflects continuing soft storage demand that has been impacted by macro-economic issues as well as weaker Federal spending.

IP networking product revenue in Q4 13 was $145M, down 5% Yr./Yr. and up 8% Qtr./Qtr., reflecting solid growth in our data center and service provider customer revenue. A key technology in our data center strategy is Ethernet fabrics, which continue to gain acceptance as an integral part of next-generation, highly-virtualized, and SDN-ready data center networks. Brocade has set an aggressive pace for innovation and continues to expand our technology and product leadership in this area.

From a financial perspective, I am pleased to announce that in Q4 13 we met our goal of reducing our annualized spending by $100M. This is two quarters ahead of our original plan and the result of commitment and discipline at every level of our organization. These efforts to improve our cost structure and efficiency, coupled with expanding gross margins, allowed us to achieve record non-GAAP EPS of $0.24, up from $0.17 in Q4 12 and up from $0.19 in the prior quarter.

Our balance sheet also continues to improve with our business generating healthy cash flow. We ended the quarter with nearly $1B in cash, our highest cash balance in 5 years. In keeping with our commitment to return cash to our shareholders, during the fourth quarter we repurchased $53M in common stock. This brings our total fiscal 2013 repurchases to $240M. In addition, during the quarter our Board of Directors increased the authorized share repurchase program to $1B and we plan to reduce our common shares outstanding with this program.

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Brocade Q4 FY 2013 Earnings    11/18/2013

SAN Business Highlights

Market Update

- Solid SAN revenue despite continued overall storage market softness
- 3% sequential growth in revenues
- Targeting geographic opportunities in China and Eastern Europe

Software Enhancements

EMC²

vmware®

ViPR

- Fabric Vision technology driving competitive differentiation
- New SAN management capabilities for VMware vCenter
- Additional features for EMC ViPR storage, including OpenStack orchestration

Technology Adoption

Brocade GEN 5 Fibre Channel

Brocade GEN 6 Fibre Channel

- Gen 5 was 69% of director and switch revenue in Q4
- Gen 6 industry standards and internal development continue
- Gen 6 Fibre Channel products expected in market by early FY 2016

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

We are pleased with our storage area networking (SAN) results for the quarter. Our SAN product revenue was up sequentially, increasing in Americas, EMEA and APAC, while lower in Japan. We continue to see new opportunities for SAN in high growth markets, such as China and Eastern Europe, where SAN is viewed as a key technology for new data center build-outs.
In total, our Gen 5 products now represent 69% of our SAN product shipments, underscoring our customers’ requirements for additional features and performance in their Fibre Channel networks. With each successive generation, we continue to innovate with new features that drive significant performance and management enhancements. For example, our recently announced Fabric Vision technology offers diagnostic, monitoring, and management capabilities to maximize network uptime and simplify SAN management. Going beyond just improved speeds and feeds, Fabric Vision technology is a key competitive differentiator that is helping us win deals today. This technology is now generally available and is being enthusiastically embraced by our partners and customers alike.
During the quarter, we also announced new SAN management capabilities for VMware vCenter (VCOPS) and demonstrated these advancements at VMworld. Brocade SAN Analytic Management Pack provides simplified and proactive management for SAN Fabrics with VMware cloud management software. This solution enables customers to manage the impact of SAN health, risk, and efficiency on their virtual environment leading to significantly reduced troubleshooting time and better virtual machine performance management.
We also announced SAN management enhancements for EMC ViPR storage supporting traditional storage use cases, as well as emerging use cases, such as Openstack orchestration.
We will continue to innovate in the development of Gen 6 Fibre Channel, incorporating a new set of capabilities, including enhanced energy efficiency and lower latency for the rapid growth of solid state drives (SSDs) in the data center. We believe the Gen 6 standard will be finalized by the beginning of calendar year 2014 with products in the market approximately two years later.

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Brocade Q4 FY 2013 Earnings    11/18/2013

IP Networking Business Highlights

Market Update

- Growth across Americas, EMEA, and APAC
- 11% Non-Federal growth Yr./Yr.
- Lower Federal Yr./Yr. sales in a challenging spending environment

Product Announcements

BROCADE
VCS
FABRIC

- VCS-enabled native multitenancy
- Support for 100GbE for Brocade VDX
- Brocade Vyatta 5600
- Brocade ICX 6450-C for public sector and U.S. Federal

Technology Adoption

- Data center is the fastest growth segment in IP networking*
- 25% of mid/large data centers to adopt Ethernet fabrics by end of 2015**
- Brocade VDX Revenue +57% Yr./Yr.

* IDC, Dell'Oro, Brocade estimates

** Gartner, October 2013

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Our IP Networking product revenue grew 8% Qtr./Qtr, in-line with our expectations. This was particularly gratifying as we saw growth with our data center and service provider customers in spite of the continued challenges that we and others are experiencing in the Federal vertical. Driving our growth in the quarter was strength in the non-Federal market across Americas, EMEA and APAC.

Revenue for Brocade VDX, one of the highest growth products of our Ethernet portfolio, increased 20% Yr./Yr. in Q4 2013. Fiscal 2013 Brocade VDX revenue was nearly $70M, up 57% Yr./Yr., and approximately 12% of IP Networking revenue.

To date, we have an installed base of more than 1,500 Ethernet fabric customers and approximately 475,000 ports deployed globally. Reflecting the trends that we are seeing in the adoption of Ethernet fabrics, a recent Gartner report predicts that at least 25% of mid-sized and large data centers will implement Ethernet fabrics by the end of 2015.

We continue to innovate across our IP networking product portfolio in order to drive further differentiation in our offerings. During the fourth quarter, we made a number of significant product announcements in data center, campus, and software networking including:

◦	Native multitenancy to create virtual Ethernet fabrics;

◦	Support for 100 GbE performance on Brocade VDX;

◦	The industry’s fastest virtual router, the Brocade Vyatta 5600;

◦	The industry’s first gateway for VMware NSX using Brocade VDX;

◦	And a new compact Ethernet switch, the Brocade ICX 6450-C, designed for public sector and U.S. Federal customers

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Brocade Q4 FY 2013 Earnings    11/18/2013

Executing a Focused Strategy

Leadership Team

BROCADE

- Recruitment of CEO, CIO, Sales, Marketing, and Operations executives
- Promotion and retention of key individuals
- Executive team better aligned with new strategic direction

Business Strategy

- Focused on data center networking and public sector
- Leveraging strong #2 market position in data center networking
- Significant opportunities for growth in SAN, Ethernet fabrics, public sector and software networking

Software Networking

VYATTA®
A Brocade® Company

- Closed and integrated acquisition of Vyatta
- Establishes Brocade as leader in NFV market
- Builds upon software networking portfolio for fabrics and SDN

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Throughout fiscal 2013, we have been forming a strong executive leadership team that has allowed us to develop the competencies necessary to effectively compete in a rapidly evolving marketplace. I joined the Company in January and am very pleased with the level of talent that we have been able to recruit for executive leadership positions in sales, marketing, operations and information technology. I was also thrilled to be able to promote key individuals within the organization to critical roles, such as CTO, and to retain talented members of our executive leadership team who continue to contribute invaluably to our mission. This reshaping of our team correctly aligns our collective expertise to our stated strategic direction.

Another transformative achievement in fiscal 2013 was our acquisition of Vyatta. This was an important transaction that helped vault Brocade into a leadership position in software networking. Vyatta brought a significant installed base of virtual router customers, as well as expertise and credibility to this emerging area of our business. Software will be an increasingly integral part of networking in the years to come and Brocade is now at the forefront of that transition.

From a strategic perspective, we made an important decision to narrow our business focus around data center and public sector networking, leveraging significant expertise, investment, and a strong heritage of innovation. We are in a solid #2 market share position in data center networking with significant opportunity for growth. For example:

◦	We are #1 in market share in SAN and are deployed inside of the data centers of more than 90% of the world’s largest companies;

◦	We were first to market in the Ethernet fabric category, and have been making significant enhancements to the portfolio;

◦
In software networking, we are #1 in market penetration in network virtualization by the virtue of the 1.3 million virtual routers that customers have downloaded worldwide. We are also a major player in the SDN market with more than 1 million OpenFlow routing ports shipped to some of the largest Internet backbones in the world.

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Brocade Q4 FY 2013 Earnings    11/18/2013

Summary

- Delivering on aggressive product and technology roadmap in data center networking
- Creating a culture aimed at increasing efficiencies
- Driving record results for profitability and cash flow
- Well positioned for growth as network transformation continues

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

In summary, this year we delivered on an aggressive product and technology roadmap while creating a culture aimed at increasing efficiencies. For the quarter, we exceeded expectations for profitability and cash flow and, for the year, returned 60% of free cash flow to our shareholders. We believe networking is poised for significant change in the coming years and we are strongly positioned to benefit from new opportunities through focused innovation, a differentiated portfolio, and an optimized business strategy.

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Brocade Q4 FY 2013 Earnings    11/18/2013

Fiscal 2013: Q4 Financials

DAN FAIRFAX, CFO

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Dan Fairfax, CFO

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Brocade Q4 FY 2013 Earnings    11/18/2013

Key Financial Metrics

	Q4 12	Q1 13	Q2 13	Q3 13	Q4 13	Q4 13 Qtr./Qtr.	Q4 13 Yr./Yr.
Revenue	$578M	$589M	$539M	$537M	$559M	+4%	-3%
SAN product revenue	$339M	$362M	$319M	$314M	$324M	+3%	-4%
IP Networking product revenue	$152M	$141M	$133M	$134M	$145M	+8%	-5%
Global Services revenue	$87M	$86M	$87M	$89M	$90M	+2%	+3%
Non-GAAP gross margin*	64.8%	66.0%	65.1%	65.6%	67.2%	+1.6 pts	+2.4 pts
Non-GAAP operating margin*	22.5%	23.5%	19.0%	21.6%	26.6%	+5.0 pts	+4.1 pts
GAAP EPS—diluted	$0.11	($0.05)	$0.10	$0.26	$0.14	-46%	+27%
Non-GAAP EPS—diluted*	$0.17	$0.21	$0.17	$0.19	$0.24	+26%	+41%
Operating cash flow	$210M	$59M	$120M	$102M	$170M	+66%	-19%
Net cash/(net debt)(1)	$108M	$78M	$159M	$186M	$382M	106%	253%

1) Net cash/(net debt) is cash and cash equivalents less senior debt and capitalized leases; Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that had been called and were redeemed on February 21, 2013

*Non-GAAP, please see GAAP reconciliation in appendix

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

In Q4 13 revenue was $559M, a decrease of 3% Yr./Yr. and up 4% sequentially. SAN product revenue was $324M in Q4 13, a decrease of 4% Yr./Yr. primarily due to softness in the broader storage array market that impacted our OEM partners beginning in Q2 13. SAN product revenue continued to strengthen in Q4 13 and was up 3% sequentially. SAN product revenue represented 58% of total revenue, slightly lower than 59% reported in both Q3 13 and Q4 12.
Revenue from our IP Networking products in Q4 13 was $145M, down 5% Yr./Yr. and up 8% sequentially. The year-over-year decline was due to lower Federal IP Networking orders and was partially offset by solid growth in non-Federal revenue, which was up 11% Yr./Yr. Federal IP Networking revenue was up an estimated $4M Qtr./Qtr. in Q4 13 compared to an estimated increase of $11M sequentially in Q4 12. IP Networking product revenue represented 26% of total revenue in Q4, an increase from 25% in Q3 13 and flat with Q4 12.
Q4 13 Global Services revenue was $90M, up 3% Yr./Yr. and up 2% sequentially. Our Global Services revenue represented 16% of total Q4 revenue, relatively unchanged quarter-over-quarter and year-over-year.
Non-GAAP gross margin was 67.2% in Q4 13, up 240 basis points from Q4 12 and up 160 basis points from Q3 13. The year-over-year and sequential improvements in gross margin were due primarily to a more favorable mix of IP Networking products, and lower manufacturing and Global Services overhead spending. Non-GAAP operating margin was 26.6% in Q4, up 410 basis points from Q4 12 and up 500 basis points Qtr./Qtr. due to improved gross margins and lower spending.
Q4 13 GAAP diluted EPS was $0.14, up from $0.11 in Q4 12 and down from $0.26 in Q3 13, which included a $77M one-time gain from the A10 litigation settlement. Non-GAAP diluted EPS was $0.24 in the quarter, up from $0.17 in Q4 12 and up from $0.19 in Q3 13. During the quarter, we incurred $25M in restructuring charges related to our change in strategic focus and a related reduction in force. We have excluded those charges from our non-GAAP results. We also saw a benefit in our Q4 tax rate from a favorable shift to more international versus domestic profit as well as favorable resolution of various tax audits and assessments, which benefited our EPS by approximately $0.02 in the quarter. The effective GAAP tax rate was 14.2% and the effective non-GAAP tax rate was 21.6% in Q4 13.
In Q4 13 we generated $170M in operating cash flow, down 19% Yr./Yr. and up 66% Qtr./Qtr. The reduction in operating cash flow from Q4 12 was primarily due to increased accounts receivable, decreased accrued employee compensation and deferred revenue, offset by increased net income and restructuring liabilities. Weighted average diluted shares outstanding in Q4 13 was 460M and the Company repurchased nearly 8M shares for $53M at an average price of $6.77 during the quarter.

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Brocade Q4 FY 2013 Earnings    11/18/2013

Total SAN Business Revenue

FY13 Yr./Yr. Compares
Total -4%
Products -4%
Support +2%

Product and Global Services Split

$394.3
$416.9
$374.4
$369.2
$379.9
$55.4
$55.2
$55.3
$55.2
$56.3
$338.8
$361.7
$319.1
$314.1
$323.6
Global Services
Products
Millions ($)
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Product Split Detail

$394.3
$416.9
$374.4
$369.2
$379.9
$55.4
$55.2
$55.3
$55.2
$56.3
$45.5
$45.6
$38.9
$42.6
$47.5
$148.4
$168.6
$140.8
$147.4
$151.7
$144.9
$147.5
$139.4
$124.1
$124.4
Global Services
Server
Switch
Director
Millions ($)
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Note: Above Global Services revenue includes only SAN-based support and services

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

For our total SAN business, including hardware and SAN-based support and services, Q4 13 revenue was $380M, down 4% from Q4 12 and up 3% sequentially.

During the quarter some of our OEM partners continued to experience challenges in their storage businesses. Despite the soft storage demand for our partners, our SAN revenues met expectations and grew sequentially for the quarter. We continued to see strength in our Gen 5 Fibre Channel product revenue as customers transitioned their networking infrastructure to our newer products. In Q4 13, our Gen 5 products represented 69% of director and switch revenue compared with 64% in Q3 13 and 34% in Q4 12.

SAN product revenue was $324M in the quarter, down 4% Yr./Yr. and up 3% sequentially. In looking at the SAN product families, director revenue was down 14% Yr./Yr. and flat sequentially, while switch revenue was up 2% Yr./Yr. and 3% Qtr./Qtr. Our Server product group, including embedded switches and server adapter products, achieved revenue of $48M, up 4% Yr./Yr. and up 12% Qtr./Qtr.

SAN-based support and services revenue was $56M in the quarter, up 2% both Yr./Yr. and sequentially.

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Brocade Q4 FY 2013 Earnings    11/18/2013

FY13 Yr./Yr. Compares

Total -3%

Products -5%

Support +7%

Total IP Networking Business Revenue

Product and Global Services Split

$184.1
$31.8
$152.3
$171.8
$31.3
$140.5
$164.4
$31.8
$132.7
$167.3
$33.4
$133.9
$178.9
$34.0
$145.0
Global Services
Products
Millions ($)
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Product Split Detail

$184.1
$31.8
$11.5
$53.2
$87.7
$171.8
$31.3
$18.8
$52.5
$69.3
$164.4
$31.8
$10.3
$57.3
$65.1
$167.3
$33.4
$13.4
$42.3
$78.3
$178.9
$34.0
$9.9
$54.0
$81.1
Global Services
Other
Routing
Ethernet Switch
Millions ($)
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Note: Above Global Services revenue includes only IP Networking-based support and services

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

For our total IP Networking business, including hardware and support, Q4 13 revenue was $178.9M, down 3% Yr./Yr. and up 7% sequentially.

Q4 13 IP Networking product revenue was $145M, down 5% Yr./Yr. and up 8% Qtr./Qtr. As we look at the product splits for IP Networking in the quarter, we saw strong quarter-over-quarter performance for our Routing products. Routing products, which are sold into both the data center and SP carrier environments, generated $54M in revenue, up 28% Qtr./Qtr. and up 1% Yr./Yr

Ethernet switch revenue, which includes products for the data center and campus LAN environments, generated revenue of $81M. Ethernet switch revenue was up 4% Qtr./Qtr., but down 8% Yr./Yr., as Federal customer order flow was impacted by a more challenging budget environment compared to Q4 12. Our estimated Federal revenue was approximately $24M in the quarter, up 21% Qtr./Qtr. but down 47% Yr./Yr.

Other IP Networking revenue of $10M was down 14% Yr./Yr. and 26% Qtr./Qtr. on lower Brocade ADX sales. IP Networking-based support and services revenue was $34M in the quarter, up 7% Yr./Yr. and 2% sequentially.

As we sharpen our strategic focus on data center networking, we have been quite pleased with the progress we are making. Although it is still difficult to identify all end users and use cases due to the growth of our two-tier distribution channel, we are providing our best estimates of this split of the business in these key customers. Our data center customers represented approximately 53% of IP Networking revenue in Q4 13, compared to 45% in FY12. Other use cases, such as enterprise campus and service provider transport, represent the balance of the business.

As we look at the business from a vertical standpoint, the public sector, including U.S. Federal, state, local, and other government entities as well as education, represented approximately 35% of our IP networking revenue in Q4 13, down from 45% in Q4 12. The year-over-year decline is principally due to lower orders received from our Federal customer base. Other verticals, such as services, communications, banking, health care, and others represent the balance of the business.

From a geographic viewpoint, the U.S. (excluding Federal) grew approximately 16% Yr./Yr., the EMEA region grew 3% Yr./Yr., the APAC region grew 27%, and the Japan region was down 47%. On a sequential basis, the U.S. (excluding Federal) region was up 10%, EMEA was up 6%, APAC was up 29%, and Japan was down 39%.

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Brocade Q4 FY 2013 Earnings    11/18/2013

Revenue: Routes to Market, 10% Customers, Geographic Splits

Routes to Market
35%
33%
34%
34%
35%
19%
21%
21%
19%
19%
46%
46%
45%
47%
46%
Channel/Direct
Other OEM
10% Customers
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Geographic Split
63%
62%
58%
61%
62%
37%
38%
42%
39%
38%
Domestic
International
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

In Q4 13, three of our customers (EMC, HP , and IBM) each contributed at least 10% of the total company revenue. Our 10% customers collectively contributed 46% of revenue in Q4 13, down 1% from Q3 13 and unchanged from Q4 12. All other OEMs represented 19% of revenue in Q4 13, flat with Q3 13 and Q4 12. Channel and direct routes to market contributed 35% of revenue in Q4 13, up 1% from Q3 13 and flat from Q4 12.

The mix of business based on ship-to location was 62% domestic and 38% international in the quarter, a slightly lower domestic share compared with 63% in Q4 12, reflecting the lower IP Networking revenue that was sold into the U.S. Federal market. Overall revenues in the Americas (including Canada/South America) as well as Japan were lower year-over-year while EMEA and APAC were both higher. Since some of our OEMs take delivery of our products domestically and then ship internationally to their end-users, the percentage of international revenue based on end-user location would be higher.

© 2013 Brocade Communications Systems, Inc.     Page 15 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Revenue and Non-GAAP Gross Margin*

Revenue Split by Product/Services

$578
$87
$491
$589
$86
$503
$539
$87
$452
$537
$89
$448
$559
$90
$469
Global Services
Product
Millions ($)
Q4 12
Q1 13
Q2 13
Q3 13
Q4 14

Non-GAAP Gross Margin* by Product/Services

Total
Product
Global Services
66.6%
67.8%
66.9%
66.7%
68.5%
64.8%
66.0%
65.1%
65.6%
67.2%
54.9%
55.5%
56.0%
59.6%
60.6%
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

*Non-GAAP, please see GAAP reconciliation in appendix

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q4 13 non-GAAP company gross margin of 67.2% exceeded our original guidance range for the quarter due in part to a more favorable Ethernet product mix, and lower manufacturing and service overhead spending.

Q4 13 non-GAAP product gross margin was 68.5%, above our FY13 target model range of 65% to 67%. This represents an increase of approximately 180 basis points from Q3 13 and 190 basis points from Q4 12 due to improving IP Networking margins, favorable segment mix, and lower overhead spending. Q4 13 non-GAAP SAN product gross margin was in the mid-70's, consistent with Q3 13 and slightly lower compared with Q4 12 on lower revenues. Q4 non-GAAP IP Networking product gross margin was in the mid-50's, the highest level since Q4 09. Q4 13 non-GAAP IP networking product gross margin was up approximately 420 basis points quarter-over-quarter and up approximately 670 basis points compared to Q4 12 due to a favorable product mix and lower manufacturing and other overhead costs.

Non-GAAP Global Services gross margin expanded to 60.6% in Q4 13, up approximately 100 basis points quarter-over-quarter and up approximately 570 basis points year-over-year based on lower spending and higher revenue.

© 2013 Brocade Communications Systems, Inc.     Page 16 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Operating Performance vs. Target Model (FY13)

Non-GAAP Gross Margin*
64.8%
66.0%
65.1%
65.6%
67.2%
FY13 Target model: 63.0–64.0%
FY13 actuals: 66.0%
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Non-GAAP Operating Expenses* as a Percentage of Revenues
42.3%
42.6%
46.1%
43.9%
40.6%
FY13 Target model: 42.0–43.5%
FY13 actuals: 43.3%
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Non-GAAP Operating Margin*
22.5%
23.5%
19.0%
21.6%
26.6%
FY13 Target model: 19.5–22.0%
FY13 actuals: 22.7%
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

*Non-GAAP, please see GAAP reconciliation in appendix

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

On a non-GAAP basis, total operating expenses were $227M, or 40.6% of revenues in Q4 13, below our FY13 target model range of 42.0% to 43.5%. Total operating expenses were lower on an absolute dollar basis compared to Q3 13 as we continued to realize the benefit of focusing our spending in our target markets, resulting in a reduction in headcount and related operational efficiencies. We achieved our goal of removing $100M in annualized spending. This is earlier than we had communicated previously, using Q1 13 as a baseline. The areas of reduced operating expenses as compared to Q1 13 were primarily concentrated in Engineering, Sales, and Marketing as we refined our product roadmap and routes to market to better align with our data center and public sector focused strategy.

Ending headcount was 4,169 in Q4 13, which excludes 224 employees that were notified of their termination during the quarter, but were still on Brocade payroll as of the end of the quarter.
The Q4 13 ending headcount represents a reduction of 9% compared to Q1 13.

Non-GAAP operating margin was 26.6% in Q4, an increase of 410 basis points compared to Q4 12 and 500 basis points higher compared to Q3 13. The Q4 non-GAAP operating margin represents a company record and was above our FY13 target model range of 19.5% to 22.0%, as a result of improved gross margins and spending actions.

Compared to our FY13 target model, FY13 non-GAAP gross margins were 66.0% and 200 basis points above the high end of the targeted range. FY13 Non-GAAP operating expenses as a % of revenue were 43.3%, consistent with the targeted range. FY13 non-GAAP operating margins were 22.7% and 70 basis points above the high end of the targeted range.

© 2013 Brocade Communications Systems, Inc.     Page 17 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Balance Sheet and Cash Flow Highlights

AS OF OCT 26, 2013

	Q4 12	Q1 13	Q2 13	Q3 13	Q4 13	Q4 13 Qtr./Qtr.	Q4 13 Yr./Yr.
Operating cash flow	$210M	$59M	$120M	$102M	$170M	66%	-19%
Capital expenditures	$17M	$18M	$13M	$10M	$10M	0%	-38%
Free cash flow	$194M	$41M	$107M	$92M	$159M	74%	-18%
Cash and cash equivalents(1)	$713M	$684M	$764M	$790M	$987M	25%	38%
Stock repurchase	$60M	$48M	$39M	$101M	$53M	-48%	-12%
Senior debt and capitalized leases(1)	$605M	$605M	$605M	$604M	$605M	0%	0%
Adjusted EBITDA*	$153M	$162M	$120M	$213M	$149M	-30%	-3%
Days sales outstanding	36.7	33.5	40.4	37.1	40.7	10%	11%
Inventory turnover (annualized)	12.8	13.4	15.5	15.7	13.9	-11%	9%
Cash conversion cycle (days)	17.0	17.5	19.4	16.1	26.0	62%	53%

1) Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that had been called in Q1 and were redeemed on February 21, 2013

*Adjusted EBITDA is as defined in the term debt credit agreement

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Operating cash flow was $170M in Q4 13, down 19% Yr./Yr. and up 66% sequentially. We saw a drop in shipment linearity with a more back-end weighted quarter compared to Q3 13 and Q4 12, which resulted in DSOs of 40.7 days, at the low end of our long-term DSO model of 40 to 45 days. Total capital expenditures in the quarter were $10M, below our typical capital spending range due to the re-scoping of projects in the quarter.

Cash and cash equivalents were $987M, up $197M from Q3 13 and up $274M from Q4 12.

We repurchased $53M of common stock during Q4 13. In addition, we had $1B remaining in the Board authorized share repurchase program exiting the quarter and have repurchased $65M of common stock to date in Q1 14.

Finally, we received the final payment of $71M from A10 Networks as settlement of the cash based portion of the litigation agreement. A10's payment included $1M in earned interest which has been included in interest income for Q4 13.

© 2013 Brocade Communications Systems, Inc.     Page 18 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

A Year of Financial Records

Non-GAAP EPS

$0.50
$0.66
$0.80
FY11
FY12
FY13

Non-GAAP Gross Margin

62.5%
64.5%
66.0%
FY11
FY12
FY13

Share Buyback ($M)

$211
$130
$240
FY11
FY12
FY13

Ending Cash Balance ($M)*

$415
$713
$987
FY11
FY12
FY13

*Cash, cash equivalents, and short-term investments

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Reflecting back on FY13, it was a year of improved financial results. Non-GAAP EPS for FY13 increased 21% Yr./Yr. and 60% as compared to FY11. This was largely driven by improvements in non-GAAP gross margins, reductions in non-GAAP operating expenses, and share repurchases.

We reported strong non-GAAP gross margins of 66% for FY13, an increase of 150 basis points year-over-year and 350 basis points from FY11. The improvements in gross margins were a result of improvements in the cost profile within our Campus networking product lines, increased revenue contribution from the Ethernet fabrics product line, and lower manufacturing and service overhead spending.

We consistently executed our share buyback program throughout FY13, which resulted in significant year-over-year growth in capital allocated to share repurchases. Over the past 3 years, we have returned $581M to our shareholders in the form of share repurchases as well as another $351M to our debt holders for a total return of nearly 75% of free cash flow to all investors in the company.

Lastly, our ending cash balance exiting FY13 was a company record at $987M, an increase of 38% Yr./Yr. and 138% from FY11. Increased profitability, focused management of working capital, and improvements in our long-term debt structure all contributed to the improvement in cash flow.

© 2013 Brocade Communications Systems, Inc.     Page 19 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Q1 2014 Planning Assumptions and Outlook

PLANNING ASSUMPTIONS

IT market conditions
- Uncertainty around macro economic conditions (U.S. Federal, Europe, and Asia)

Brocade business
- Expect SAN to be up 3% to 5% Qtr./Qtr.
- Expect IP Networking to be down 10% to 17% Qtr./Qtr.

Other P&L items
- Expect structural tax rate of 27% to 29%

OEM inventories
- Expect a range of one to two weeks of supply

EPS
- Outlook includes Q1 14 share repurchases as of November 18

OUTLOOK	Q1 2014
Revenue range	$540M–$560M
Non-GAAP gross margin*	66.0%–67.0%
Non-GAAP operating expenses*	41.0%–42.0%
Non-GAAP operating margin*	24.0%–26.0%
Other income/other expense	~($9.0M)
Non-GAAP tax rate*	27.0%–29.0%
Fully diluted shares outstanding	455M–461M
Non-GAAP EPS*	$0.19–$0.21
Operating cash flow	$100M–$110M
Capital expenditures	~$15M
Free cash flow	$85M–$95M

*Non-GAAP, please see GAAP reconciliation in appendix

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Looking forward to Q1 14, we considered a number of factors, including the following, in setting our outlook:

•	The current macro environment and economy continue to show uncertainty in the near-term, specifically in the storage market, the U.S. Federal government, Europe and Asia.

•	For Q1 14, we expect SAN revenue to be up 3% to 5% Qtr./Qtr. as we are entering our strongest seasonal quarter of the fiscal year.

•	We expect our Q1 14 IP Networking revenue to be down 10% to 17% Qtr./Qtr. primarily driven by a seasonally down quarter for us in the U.S. Federal vertical.

•
We expect non-GAAP operating expenses to be flat to up 1% Qtr./Qtr. While we expect to see savings from a full quarter of reduced headcount as well as our December shutdown, we will also look to make focused investments in support of our strategic priorities.

•
At the end of Q4 13, OEM inventory was under 1.5 weeks of supply based on SAN business revenue, slightly lower than the inventory levels exiting Q3 13. While we expect inventory to be between one to two weeks in Q1 14, OEM inventory levels may fluctuate due to both seasonality and large end-user order patterns at the OEMs.

•	From a tax rate perspective, we assume a structural non-GAAP tax rate of 27% to 29% for Q1 14. Discrete events can impact our tax rate from time to time.

•	Our guidance reflects the share repurchases already completed in Q1 14.

•	We expect Q1 14 cash flow to be down quarter-over-quarter due to the timing of variable compensation payments related to fiscal 2013.

•
We expect Q1 14 non-GAAP gross margin to be 66.0% to 67.0% and non-GAAP operating margin to be at 24.0% to 26.0%, both slightly above our updated two-year target model range from our September Analyst Day.

•
We expect to incur an estimated $10M in additional restructuring related charges that will be excluded from non-GAAP expenses in the first half of fiscal 2014, primarily related to facility consolidation and lease loss related activities.

© 2013 Brocade Communications Systems, Inc.     Page 20 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Prepared Comments and Live Conference Call

NOVEMBER 18, 2013, 2:30-3:30PM PST

Lloyd Carney
CEO

Dan Fairfax
CFO

Ken Cheng
CTO & VP of Corporate Development and Emerging Business

Jason Nolet
VP of Data Center Networking Switching and Routing

Jeff Lindholm
SVP of Worldwide Sales and Field Operations

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Ben Jones, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on November 18, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

© 2013 Brocade Communications Systems, Inc.     Page 21 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Appendix

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2013 Brocade Communications Systems, Inc.     Page 22 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q4 12	Q1 13	Q2 13	Q3 13	Q4 13
Net income (loss) on a GAAP basis	**$54,001**	**($21,255)**	**$46,949**	**$118,696**	**$64,233**
Gross margin adjustments:					
Stock-based compensation	3,388	3,946	3,541	3,858	3,174
Amortization of acquired intangibles	10,713	10,780	9,651	9,650	9,650
Legal provision (recovery) associated with certain pre-acquisition litigation	–	–	3,460	–	–
Total gross margin adjustments	**14,101**	**14,726**	**16,652**	**13,508**	**12,824**
Operating expense adjustments:					
Stock-based compensation	15,035	15,204	15,631	14,911	13,353
Amortization of acquired intangibles	14,737	14,856	13,151	13,124	13,125
Legal recovery associated with indemnification obligations and other related costs, net	(89)	–	–	–	–
Restructuring and other related costs, net	–	–	–	–	25,464
Total operating expense adjustments	**29,683**	**30,060**	**28,782**	**28,035**	**51,942**
Total operating income adjustments	**43,784**	**44,786**	**45,434**	**41,543**	**64,766**
Call premium cost and original issue discount and debt issuance costs related to lenders that did not participate in refinancing	–	15,299	–	–	–
Tax provision Impact from passage of California Proposition 39 - Single Sales Factor apportionment	–	78,206	–	–	–
Gain on A10 litigation settlement, net	–	–	–	(76,816)	–
Income tax effect of non-tax adjustments	(19,443)	(18,287)	(14,814)	3,716	(19,506)
Non-GAAP net income	**78,342**	**98,749**	**77,569**	**87,139**	**109,493**

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

Additional Financial Information:

	Q4 12	Q3 13	Q4 13
GAAP gross margin	62.4%	63.0%	64.9%
Non-GAAP gross margin	64.8%	65.6%	67.2%

GAAP product gross margin	64.0%	64.2%	66.1%
Non-GAAP product gross margin	66.6%	66.7%	68.5%

GAAP services gross margin	52.9%	57.2%	58.8%
Non-GAAP services gross margin	54.9%	59.6%	60.6%

GAAP operating margin	14.9%	13.9%	15.0%
Non-GAAP operating margin	22.5%	21.6%	26.6%

© 2013 Brocade Communications Systems, Inc.     Page 23 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Q4 Cash and Other Key Metrics

Adjusted EBITDA* Performance (In Millions)

Quarter
Trailing 12 Months
$546
$568
$565
$648
$645
$153
$162
$120
$213
$149
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Non-GAAP Return on Equity and Invested Capital**

14.8%
15.2%
15.3%
15.5%
16.4%
16.0%
14.2%
14.4%
14.5%
15.2%
ROE
ROIC
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Non-Operational Uses of Cash (In Millions)

Debt Reduction
Share Repurchase
M&A
$60
$30
$45
$48
$39
$101
$53
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Cash Balance*** (In Millions)

$713
$684
$764
$790
$987
Ending Cash Balance
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

*Adjusted EBITDA is as defined in the term debt credit agreement
***Cash and cash equivalents (excl. restricted cash)

**Non-GAAP, please see GAAP reconciliation in appendix; ROE and ROIC calculations based on trailing 12 months

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2013 Brocade Communications Systems, Inc.     Page 24 of 25

Brocade Q4 FY 2013 Earnings    11/18/2013

Thank you

www.brcd.com

© 2013 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2013 Brocade Communications Systems, Inc.     Page 25 of 25